DQE AND SUBSIDIARY COMPANIES                                        EXHIBIT 99.1
CONSOLIDATING INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                               Duquesne         Duquesne
                                                                            Light Company     Enterprises       Montauk &
                                                                    DQE     & Subsidiaries   & Subsidiaries   & Subsidiaries
                                                                    ---     --------------   --------------   --------------
Operating Revenues                                             $         0   $1,176,793,500      $42,068,159      $21,949,240

Operating Expenses:
     Operating Expense                                          13,305,975      537,493,332       25,806,095       21,221,955
     Maintenance                                                         0       74,908,340                0                0
     Depreciation and Amortization                                 125,718      207,631,279        4,041,677        1,681,344
     Taxes Other Than Income Taxes                                 126,245       80,034,585          762,456          102,941
                                                               --------------------------------------------------------------

          Total Operating Expenses                              13,557,938      900,067,536       30,610,228       23,006,240
                                                               --------------------------------------------------------------

Operating Income                                               (13,557,938)     276,725,964       11,457,931       (1,057,000)
                                                               --------------------------------------------------------------

Other Income                                                     7,678,504       54,647,555        3,456,450       74,736,498
                                                               --------------------------------------------------------------

Income Before Interest and Other Charges                        (5,879,434)     331,373,519       14,914,381       73,679,498
                                                               --------------------------------------------------------------

Interest and Other Charges:
     Interest Expense                                                    0       80,186,623        2,157,847       10,812,449
     Preferred and Preference Stock Dividends                            0        4,035,504                0          150,000
     Monthly Income Preferred Securities Dividend Requirements           0       12,562,500                0                0
                                                               --------------------------------------------------------------

Total Interest and Other Charges                                         0       96,784,627        2,157,847       10,962,449
                                                               --------------------------------------------------------------

Income Before Income Taxes                                      (5,879,434)     234,588,892       12,756,534       62,717,049

Income Taxes                                                    (2,708,296)      90,076,687        5,181,084        9,678,468
                                                               --------------------------------------------------------------

Net Income Before Extraordinary Item                            (3,171,138)     144,512,205        7,575,450       53,038,581
                                                               --------------------------------------------------------------

Extraordinary Item (Net of Tax)                                          0      (82,548,001)               0                0
                                                               --------------------------------------------------------------

Net Income                                                     ($3,171,138)     $61,964,204       $7,575,450      $53,038,581
                                                               ==============================================================

                                                                  DQE Energy       DQEnergy                   Consolidation
                                                                Services, Inc.     Partners      AquaSource    Eliminations
                                                                --------------     --------      ----------   -------------
Operating Revenues                                                 $11,405,756      $199,464    $30,810,058   ($13,627,884)

Operating Expenses:
     Operating Expense                                              15,986,743       455,664     27,671,324    (17,591,144)
     Maintenance                                                             0             0              0              0
     Depreciation and Amortization                                   1,145,911       108,129      2,421,849              0
     Taxes Other Than Income Taxes                                           0        13,809        278,236              0
                                                               -----------------------------------------------------------

          Total Operating Expenses                                  17,132,654       577,602     30,371,409    (17,591,144)
                                                               -----------------------------------------------------------

Operating Income                                                    (5,726,898)     (378,138)       438,649      3,963,260
                                                               -----------------------------------------------------------

Other Income                                                         1,800,499      (919,498)     2,412,607     (7,807,688)
                                                               -----------------------------------------------------------

Income Before Interest and Other Charges                            (3,926,399)   (1,297,636)     2,851,256     (3,844,428)
                                                               -----------------------------------------------------------

Interest and Other Charges:
     Interest Expense                                                  605,909        48,143        518,786       (877,128)
     Preferred and Preference Stock Dividends                                0             0              0              0
     Monthly Income Preferred Securities Dividend Requirements               0             0              0              0
                                                               -----------------------------------------------------------

Total Interest and Other Charges                                       605,909        48,143        518,786       (877,128)
                                                               -----------------------------------------------------------

Income Before Income Taxes                                          (4,532,308)   (1,345,779)     2,332,470     (2,967,300)

Income Taxes                                                        (1,591,681)     (471,000)       816,365              0
                                                               -----------------------------------------------------------

Net Income Before Extraordinary Item                                (2,940,627)     (874,779)     1,516,105     (2,967,300)
                                                               -----------------------------------------------------------

Extraordinary Item (Net of Tax)                                              0             0              0              0
                                                               -----------------------------------------------------------

Net Income                                                         ($2,940,627)    ($874,779)    $1,516,105    ($2,967,300)
                                                               ===========================================================

                                                                       DQE &
                                                                    Subsidiary
                                                                    Companies
                                                                    ---------
Operating Revenues                                               $1,269,598,293

Operating Expenses:
     Operating Expense                                              624,349,944
     Maintenance                                                     74,908,340
     Depreciation and Amortization                                  217,155,907
     Taxes Other Than Income Taxes                                   81,318,272
                                                                 --------------

          Total Operating Expenses                                  997,732,463
                                                                 --------------

Operating Income                                                    271,865,830
                                                                 --------------

Other Income                                                        136,004,927
                                                                 --------------

Income Before Interest and Other Charges                            407,870,757
                                                                 --------------

Interest and Other Charges:
     Interest Expense                                                93,452,629
     Preferred and Preference Stock Dividends                         4,185,504
     Monthly Income Preferred Securities Dividend Requirements       12,562,500
                                                                 --------------

Total Interest and Other Charges                                    110,200,633
                                                                 --------------

Income Before Income Taxes                                          297,670,124

Income Taxes                                                        100,981,627
                                                                 --------------

Net Income Before Extraordinary Item                                196,688,497
                                                                 --------------

Extraordinary Item (Net of Tax)                                     (82,548,001)
                                                                 --------------

Net Income                                                       $  114,140,496
                                                                 ==============

These financial statements should be read in conjunction with the DQE Annual Report on Form 10-k.

DQE AND SUBSIDIARY COMPANIES
CONSOLIDATING BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                      Duquesne         Duquesne
                                                                   Light Company     Enterprises       Montauk &
                                                        DQE        & Subsidiaries   & Subsidiaries   & Subsidiaries
Assets:
Current Assets:
Cash and Temporary Cash Investments                   $13,361,446      $53,150,760       $4,190,345      $27,892,656
Receivables                                             1,471,440      125,955,774       12,830,646       39,127,685
Materials & Supplies:
   Coal                                                         0       25,701,911                0                0
   Operating and Construction                                   0       58,746,772                0                0
Other Current Assets                                   36,000,000        7,670,102          796,128       11,378,822
                                                  ------------------------------------------------------------------
Total Current Assets                                   50,832,886      271,225,319       17,817,119       78,399,163
                                                  ------------------------------------------------------------------
Long-Term Investments:
   Affordable Housing                                           0       18,850,505                0      112,544,016
   Natural Gas Reserve                                          0       25,637,542                0       77,631,911
   Leveraged Leases                                             0                0                0      388,112,648
   Other Leases                                                 0       20,565,242                0       18,218,057
   Other                                            1,506,278,750      137,202,949       13,174,073        8,609,618
                                                  ------------------------------------------------------------------
      Total Long-Term Investments                   1,506,278,750      202,256,238       13,174,073      605,116,250
                                                  ------------------------------------------------------------------
Property, Plant and Equipment:
Electric Plant in Service                                       0    4,368,726,181                0                0
Water Plant in Service                                          0                0                0                0
Construction Work in Progress                                   0       79,644,188                0                0
Property Held Under Capital Leases                              0      123,373,875                0                0
Property Held for Future Use                                    0       10,976,473                0                0
Other                                                     598,559        6,419,162       86,807,974       42,136,093
                                                  ------------------------------------------------------------------
   Total                                                  598,559    4,589,139,880       86,807,974       42,136,093
Less Accumulated Depreciation and Amortization           (272,676)  (3,141,841,155)     (17,405,868)      (3,790,206)
                                                  ------------------------------------------------------------------
   Property, Plant and Equipment - Net                    325,883    1,447,298,725       69,402,106       38,345,887
                                                  ------------------------------------------------------------------
Other Non-Current Assets:
Transition Costs                                                0    2,132,980,000                0                0
Regulatory Assets                                               0       64,567,980                0                0
Other                                                     205,276       56,799,968       28,567,868        9,896,838
                                                  ------------------------------------------------------------------
   Total Other Non-Current Assets                         205,276    2,254,347,948       28,567,868        9,896,838
                                                  ------------------------------------------------------------------
Total Assets                                       $1,557,642,795   $4,175,128,230     $128,961,166     $731,758,138
                                                  ==================================================================

                                                                                                  EXHIBIT 99.1 (cont'd)

                                                                                                                       DQE &
                                                  DQE Energy       DQEnergy                       Consolidation      Subsidiary
                                                Services, Inc.     Partners        AquaSource      Eliminations      Companies
Assets:
Current Assets:
Cash and Temporary Cash Investments                 $ 3,400,181     $   204,367    $   6,590,508   $            0  $   108,790,263
Receivables                                           2,177,421         880,757       10,621,276      (27,270,553)     165,794,447
Materials & Supplies:
   Coal                                                       0               0                0                0       25,701,911
   Operating and Construction                                 0               0                0                0       58,746,772
Other Current Assets                                    292,157         362,962        7,116,737      (47,898,169)      15,718,739
                                                -----------------------------------------------------------------------------------
Total Current Assets                                  5,869,759       1,448,086       24,328,521      (75,168,722)     374,752,132
                                                -----------------------------------------------------------------------------------
Long-Term Investments:
   Affordable Housing                                         0               0                0                0      131,394,521
   Natural Gas Reserve                                        0               0                0                0      103,269,453
   Leveraged Leases                                           0               0                0                0      388,112,648
   Other Leases                                               0               0                0                0       38,783,299
   Other                                                      0       4,123,950        9,641,082   (1,580,153,209)      98,877,213
                                                -----------------------------------------------------------------------------------
      Total Long-Term Investments                             0       4,123,950        9,641,082   (1,580,153,209)     760,437,134
                                                -----------------------------------------------------------------------------------
Property, Plant and Equipment:
Electric Plant in Service                                     0               0                0                0    4,368,726,181
Water Plant in Service                                        0               0       91,849,999                0        91,849,999
Construction Work in Progress                                 0               0                0                0        79,644,188
Property Held Under Capital Leases                            0               0                0                0      123,373,875
Property Held for Future Use                                  0               0                0                0       10,976,473
Other                                                62,054,882       5,941,951                0        5,608,734      209,567,355
                                                -----------------------------------------------------------------------------------
   Total                                             62,054,882       5,941,951       91,849,999        5,608,734    4,884,138,071
Less Accumulated Depreciation and Amortization       (1,267,521)       (241,521)      (1,660,371)        (848,250)  (3,167,327,568)
                                                -----------------------------------------------------------------------------------
   Property, Plant and Equipment - Net               60,787,361       5,700,430       90,189,628        4,760,484    1,716,810,503
                                                -----------------------------------------------------------------------------------
Other Non-Current Assets:
Transition Costs                                              0               0                0                0    2,132,980,000
Regulatory Assets                                             0               0                0                0       64,567,980
Other                                                 1,351,630               0      107,832,426       (6,638,700)     198,015,306
                                                ----------------------------------------------------------------------------------
   Total Other Non-Current Assets                     1,351,630               0      107,832,426       (6,638,700)   2,395,563,286
                                                ----------------------------------------------------------------------------------
Total Assets                                        $68,008,750     $11,272,466    $ 231,991,657  ($1,657,200,147) $ 5,247,563,055
                                                ==================================================================================

These financial statements should be read in conjunction with the DQE Annual Report on Form 10-K.

DQE AND SUBSIDIARY COMPANIES
CONSOLIDATING BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 1998                       EXHIBIT 99.1 (cont'd)

                                                                              Duquesne         Duquesne
                                                                            Light Company     Enterprises       Montauk &
                                                                 DQE        & Subsidiaries   & Subsidiaries   & Subsidiaries
                                                                 ---        --------------   --------------   --------------
Liabilities and Capitalization:
Current Liabilities:
Notes Payable                                                          $0               $0      $24,000,000       $1,400,000
Current Maturities and Sinking Fund Req.                                0       96,136,839          435,125        1,000,000
Accounts Payable                                               (2,130,276)     105,624,311        8,419,997        3,203,852
Accrued Liabilities                                           (26,304,643)     116,055,867        6,945,101        5,018,722
Dividends Declared                                             30,015,274       39,596,677                0                0
Other                                                                   0        6,863,979                0                0
                                                           ------------------------------------------------------------------
   Total Current Liabilities                                    1,580,355      364,277,673       39,800,223       10,622,574
                                                           ------------------------------------------------------------------
Non-Current Liabilities:
Deferred Income Taxes - Net                                   (16,935,371)     610,271,753       (4,527,945)     194,637,612
Deferred Investment Tax Credits                                         0       24,075,930                0                0
Capital Lease Obligations                                               0       36,596,369                0                0
Deferred Income                                                         0      117,507,941                0       25,468,094
Other                                                                   0      765,769,055        2,945,690       15,492,410
                                                           ------------------------------------------------------------------
   Total Non-Current Liabilities                              (16,935,371)   1,554,221,048       (1,582,255)     235,598,116
                                                           ------------------------------------------------------------------
Capitalization:
Long-Term Debt                                                          0    1,160,347,531       15,848,525      174,000,000
                                                           ------------------------------------------------------------------
Non-Redeemable Preferred Stock                                 35,274,200      215,108,294                0                0
Non-Redeemable Preference Stock                                         0       26,913,776                0                0
Deferred Employee Stock Ownership Plan (ESOP) Benefit                   0      (14,240,121)               0                0
-------------------------------------------------------    ------------------------------------------------------------------
   Total Preferred and Preference Stock of Subsidiaries        35,274,200      227,781,949                0                0
                                                           ------------------------------------------------------------------
Common Shareholders Equity:
Common Stock/Capital Surplus                                1,033,560,813      840,853,945       77,486,787      290,122,751
Retained Earnings                                             869,671,448       27,646,084       (2,592,114)      21,414,697
Less Treasury Stock                                          (365,508,650)               0                0                0
                                                           ------------------------------------------------------------------
   Total Common Shareholders Equity                         1,537,723,611      868,500,029       74,894,673      311,537,448
                                                           ------------------------------------------------------------------
Total Liabilities and Capitalization                       $1,557,642,795   $4,175,128,230     $128,961,166     $731,758,138
                                                           ==================================================================

                                                                                                                          DQE &
                                                     DQE Energy       DQEnergy                       Consolidation      Subsidiary
                                                    Services, Inc.    Partners        AquaSource      Eliminations      Companies
                                                  ----------------    --------        ----------     -------------      ----------
Liabilities and Capitalization:
Current Liabilities:
Notes Payable                                        $2,812,611        $418,764         $312,375     ($24,418,764)      $4,524,986
Current Maturities and Sinking Fund Req.                      0               0        3,250,000                0      100,821,964
Accounts Payable                                      5,526,290         618,446        2,689,500       (2,851,789)     121,100,331
Accrued Liabilities                                     221,789      (1,626,883)      (1,071,593)     (11,295,435)      87,942,925
Dividends Declared                                            0               0                0      (36,602,734)      33,009,217
Other                                                         0               0                0                0        6,863,979
                                                  ---------------------------------------------------------------------------------
   Total Current Liabilities                          8,560,690        (589,673)       5,180,282      (75,168,722)     354,263,402
                                                  ---------------------------------------------------------------------------------
Non-Current Liabilities:
Deferred Income Taxes - Net                            (377,984)         (5,624)       9,342,973      (15,388,237)     777,017,177
Deferred Investment Tax Credits                               0               0                0                0       24,075,930
Capital Lease Obligations                                     0               0                0                0       36,596,369
Deferred Income                                               0               0       13,603,000                0      156,579,035
Other                                                         0         522,292        1,821,260                0      786,550,707
                                                  ---------------------------------------------------------------------------------
   Total Non-Current Liabilities                       (377,984)        516,668       24,767,233      (15,388,237)   1,780,819,218
                                                  ---------------------------------------------------------------------------------
Capitalization:
Long-Term Debt                                                0               0       21,321,976       (6,638,700)   1,364,879,332
                                                  ---------------------------------------------------------------------------------
Non-Redeemable Preferred Stock                                0               0          500,000                0      250,882,494
Non-Redeemable Preference Stock                               0               0                0                0       26,913,776
Deferred Employee Stock Ownership Plan (ESOP)
Benefit                                                       0               0                0                0     (14,240,121)
-----------------------------------------------------------------------------------------------------------------------------------
   Total Preferred and Preference Stock of
   Subsidiaries                                               0               0          500,000                0      263,556,149
                                                  ---------------------------------------------------------------------------------
Common Shareholders Equity:
Common Stock/Capital Surplus                         65,535,000      14,670,914      179,142,116   (1,501,022,332)   1,000,349,994
Retained Earnings                                    (5,708,956)     (3,325,443)       1,080,050      (38,514,318)     869,671,448
Less Treasury Stock                                           0               0                0      (20,467,838)    (385,976,488)
                                                  ---------------------------------------------------------------------------------
   Total Common Shareholders Equity                  59,826,044      11,345,471      180,222,166   (1,560,004,488)   1,484,044,954
                                                  ---------------------------------------------------------------------------------
Total Liabilities and Capitalization                $68,008,750     $11,272,466     $231,991,657  ($1,657,200,147)  $5,247,563,055
                                                  =================================================================================

These financial statements should be read in conjunction with the DQE Annual Report on Form 10-K.